UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2017

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 9, 2017, Symantec Corporation (the “Company”) issued $1.1 billion aggregate principal amount of its 5% Senior Notes due 2025 (the “Notes”).

The Notes are governed by a base indenture, dated as of February 9, 2017 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the supplemental indenture, dated as of February 9, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee. The descriptions of the Notes and Indenture in this report are summaries only, and are qualified in their entirety by the terms of the Notes and Base Indenture and Supplemental Indenture, which are attached hereto as Exhibit 4.01 and 4.02, and incorporated herein by reference.

The Notes will bear interest at a rate of 5.00% per year, payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on October 15, 2017. The Notes will mature on April 15, 2025.

The Company may redeem some or all of the Notes at any time prior to April 15, 2020 at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a premium, as described in the Supplemental Indenture. In addition, on or after April 15, 2020, the Company may redeem some or all of the Notes at the applicable redemption prices set forth in the Supplemental Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. The Company may also redeem up to 40% of the aggregate principal amount of the notes at any time prior to April 15, 2020 with an amount equal to or less than the net cash proceeds from certain equity offerings at the applicable redemption price set forth in the Supplemental Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

If an event of default, as defined in the Indentures, shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, subject to certain exceptions provided in the Indenture, declare the principal amount of the Notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable. In the case of certain events of bankruptcy or insolvency, the principal amount of the Notes and any unpaid interest accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 9, 2017, the Company issued $1.1 billion aggregate principal amount of the Notes.

The Notes will bear interest at a rate of 5.00% per year, payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on October 15, 2017. The Notes will mature on April 15, 2025.

Additional terms and conditions of the Notes are contained in Item 1.01 and are incorporated herein by reference.

Item 8.01. Other Events.

On February 9, 2017, the Company completed the acquisition of LifeLock, Inc. (“LifeLock”) pursuant to the Agreement and Plan of Merger, dated as of November 20, 2016 (as amended by the Amendment, the “Merger Agreement”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of January 16, 2017 (the “Amendment”), by and among the Company, LifeLock and L1116 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). At the effective time of the merger pursuant to the Merger Agreement (the “Merger”), each share of LifeLock’s common stock, par value $0.001 per share (the “Common Stock”) (other than shares of Common Stock (1) held by Company, Merger Sub or LifeLock (including shares held in treasury) or their respective subsidiaries as of immediately prior to the effective time of the Merger or (2) held by stockholders who have properly and validly made a demand for appraisal under Delaware law in respect of such shares and have not withdrawn or otherwise lost such right to appraisal) was cancelled and converted into the right to receive $24.00 per share in cash (the “Per Share Amount”).

In addition, at the effective time of the Merger, subject to certain exceptions described in the Merger Agreement, unvested option awards and stock-based awards were converted into corresponding awards that are subject to shares of Company common stock. Subject to the terms of the Merger Agreement, all shares of Common Stock underlying vested options and stock-based awards were converted into the right to receive the Per Share Amount (or, in the case of options, the difference between the Per Share Amount and the applicable exercise price), less any applicable tax withholdings.

LifeLock’s existing revolving credit facility was terminated in connection with the closing of the Merger.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.01 to the Company’s Current Report on Form 8-K filed on November 21, 2016, and the Amendment, which was filed by the Company as Exhibit 2.01 to the Company’s Current Report on Form 8-K filed on January 17, 2017, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title or Description

4.01	Base Indenture, dated as of February 9, 2017, between Symantec Corporation and Wells Fargo Bank, National Association, as trustee.

4.02	First Supplemental Indenture related to the 5% Senior Notes due 2025, dated as of February 9, 2017, between Symantec Corporation and Wells Fargo Bank, National Association, as trustee (including form of 5% Senior Note due 2025).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION

Date: February 9, 2017	By:	/s/ Scott C. Taylor
Scott C. Taylor Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

4.01	Base Indenture, dated as of February 9, 2017, between Symantec Corporation and Wells Fargo Bank, National Association, as trustee.

4.02	First Supplemental Indenture, dated as of February 9, 2017, between Symantec Corporation and Wells Fargo Bank, National Association, as trustee (including form of 5% Senior Note due 2025).